Exhibit 3.172

COMPANIES ACT, 1995 MALTA CERTIFICATE OF REGISTRATION LIMITED LIABILITY COMPANY (PURSUANT TO SECTION 77) MANATEE LIMITED Name of Company 171, Old Bakery Street, Valletta VLT1455, Malta Registered Office C 61102 Registration Number This is to certify that the above-mentioned Company has been registered by the Registrar of Companies as a Limited Liability Company on the 10th July 2013 Date of Registration //Registrar of Companies 10th July 13 Dated this ........................ day of ....................................... 20 ................ .